Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned directors of Pioneer Drilling Company, a Texas corporation (the “Company”), hereby constitute and appoint Wm. Stacy Locke, Lorne E. Phillips and Carlos R. Peña, and each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and file the Company’s registration statement on Form S-3 with the Securities and Exchange Commission, and any and all amendments, post-effective amendments and supplements thereto, and any and all instruments and documents filed as a part of or in connection with said registration statement or any amendments thereto; granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the said attorney-in-fact and agent shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of this 26th day of June, 2009.

/s/ Wm. Stacy Locke
Wm. Stacy Locke

/s/ Dean A. Burkhardt
Dean A. Burkhardt

/s/ C. John Thompson
C. John Thompson

/s/ John Michael Rauh
John Michael Rauh

/s/ Scott D. Urban
Scott D. Urban